EASTERN
[LOGO]

                                                              Eastern Group plc
                                                              Wherstead Park
                                                              PO Box 40
                                                              Wherstead
                                                              Ipswich
                                                              Suffolk IP92AQ


To:            Barclays Bank PLC as Agent under the Guarantee and Indemnity.

Copied to:     the Banks (as defined in the Guarantee and Indemnity (as defined below)


                                                                   17 July 1998

Dear Sirs

EASTERN MERCHANT PROPERTIES LIMITED ("EMPL") RENT FACTORING TRANSACTION (THE "RFT") DATED 28 OCTOBER 1996

We refer to the Guarantee and Indemnity dated 28 October 1996 (the "Guarantee and Indemnity") relating to the RFT, and we are requesting the consent of the Banks and the Participants to certain changes to the terms of the Guarantee and Indemnity.

Eastern Group plc, EMPL, Eastern Electricity plc and Eastern Generation Limited as signatories to this letter.

(a)  confirm their agreement to the terms of this letter; and

(b)  make the representations and warranties referred to in paragraph 4.


Capitalised terms not otherwise defined in this letter shall where the context so permits have the meanings given to them in the Guarantee and Indemnity. In this letter

     "EFFECTIVE DATE" means the date on which the Agent confirms to each Bank and EMPL that

     (a) the Banks and Participants have agreed to the matters referred to in this letter (after taking into account any proposed transfers between Banks and/or between Participants); and

     (b)  the condition precedent under paragraph 3 below has been satisfied.


     "RELEVANT PARTICIPANT" means, in the case of each Bank, each Participant from time to time party to a Participation Agreement with that Bank.


1. In consideration of the fees referred to in paragraph 2 below, we request your consent to the amendments and waivers of the terms of the Guarantee and Indemnity set out in Schedule 1 to this letter with effect on and from the Effective Date.

2. (a) From and including the Effective Date, EMPL shall pay a waiver fee (the "WAIVER FEE") to the Agent for the account of each Bank and its Relevant Participants calculated in accordance with sub-paragraphs (b) and (c) below.

     (b) The Waiver Fee shall accrue from day to day from the Effective Date on the basis of a 365 day year, and the accrued Waiver Fee shall be payable on each Rent Day falling after the Effective Date.

     (c) (i) The Waiver Fee payable on each Rent day shall be calculated by the Agent at the rate of the Waiver Fee Percentage on the National Principal (as at the preceding Rent Day) for the period from (and including) the preceding Rent Day (or, if later, the Effective Date) to (and excluding) the relevant Rent Day on which that payment is made. The Waiver Fee Percentage is defined under, and calculated in accordance with, subparagraph (ii) below.

          (ii) If the ratio of Total Consolidated Net Borrowings (as defined in the Guarantee and Indemnity as amended by this letter) to Adjusted Tangible Consolidated Net Worth (as so defined and, subject to sub-paragraph (iii) below, each as calculated by the Agent by reference to the accounts or half-yearly accounts most recently delivered to the Agent under Clause 4.1(a) and (b) of the Guarantee and Indemnity on or prior to the Rent Day immediately preceding the Rent Day on which the waiver fee is payable) is within a range set out in column I below, the Waiver Fee Percentage shall be the rate per annum set out in column II below opposite that range:


                       I                                             II

               Greater than 125%                                0.50 per cent
               Greater than 100% but less than or               0.375 per cent
               equal to 125%
               100% or less                                     0.25 per cent


          (iii) For the purposes of calculating the Waiver Fee, the ratio of Total Consolidated Net Borrowings to Adjusted Tangible Consolidated Net Worth shall be deemed to be greater than 100% at all times for a period of 6 months following the Effective Date.

          (iv) The Waiver Fee is exclusive of Value Added Tax or any other tax which might be chargeable in connection with that fee. If any Value Added Tax or other similar tax is so chargeable, it shall (subject to receipt of a valid Value Added Tax Invoice) be paid by EMPL at the same time as it pays the relevant fee.


     (d) Each Guarantor, jointly end severally, as principal obligor guarantees to each Bank that EMPL, shall make each payment of the Waiver Fee when due. Each Guarantor, jointly and severally, as principal obligor irrevocably and unconditionally indemnifies each Bank and each Participant against any loss or liability suffered by it if that payment obligation guaranteed by a Guarantor is or becomes unenforceable, invalid or illegal. The provisions of Schedule 3 shall apply to this paragraph 2(d).

3. The obligaions of each Bank under this letter are subject to the condition precedent that the Agent has confirmed to the Banks that it has received all of the documents set out in Schedule 2 to this letter in form and substance satisfactory to it.

4. EMPL represents and warrants to each Bank in the terms set out in clauses 7(a) to (c) of the Assignment (mutatis mutandis) but as if a reference in those clauses to the Deed was a reference to this letter. Each Guarantor represents and warrants jointly and severally to each Bank in the Terms and subject to the limitations set out in clauses 3.1 and 3.2 of the Guarantee and Indemnity (mutatis mutandis) but as if a reference in those clauses to any Transaction Document were a reference to this letter.

5. This letter is supplemental to the Guarantee and Indemnity and on and from the Effective Date the terms of this 1etter and the terms of the Guarantee and Indemnity shall be read and construed as one document. Except as expressly amended or waived by this letter, the Guarantee and Indemnity and each of the other Transaction Documents shall continue in full force and effect.

6. Each of the Guarantors as principal obligor hereby jointly and severally agrees irrevocably and unconditionally to indemnify the Agent and each Bank and each of their Affiliates in full on receipt of a demand served upon each of them in writing, on an after tax basis against a11 liability, losses or claims which are suffered or properly incurred by it or a Relevant Participant or any of their Affiliates (a "loss") and any costs, charges and expenses to which it may be subject or which it may properly incur (a "charge") as a consequence of the operation of, or the transactions contemplated by, this letter including, without limitation, any loss or charge on account of funds borrowed, contracted for or utilised to fund any amount payable under any Transaction Document or Participation Agreement and any loss or charge incurred as a result of the termination, novation, or replacement of all or any part of its interest rate swaps or other hedging arrangements relating to the transactions contemplated by the Transaction Documents or Participation Agreements.

7.   The provisions of Clauses  21, 23, 25, 29, 30, 31, 32, 34, 35, 36, 37, 38
     and 41 of the Guarantee and Indemnity and Clause 2 of the Assignment shall apply to this letter as if set out in full in this letter (mutatis mutandis) but as if references in those provisions to any Transaction Document were references to this letter.

8. EMPL undertakes to deliver the executed original of this letter and its counterparts to the Custodian for retention in accordance with the terms of the Custody Deed.

9. This letter and the attached consent forms may be executed in any number of counterparts and this shall have the same effect as if all of the signatures were on a single copy of this letter.

10.  This letter is governed by English law.

If you agree to the above, please sign this letter and return a copy of it to us.

Yours faithfully


/s/ E. J. Lean
----------------------
Eastern Group plc

/s/ E. J. Lean
-----------------------------------
Eastern Merchant Properties Limited


/s/ E. J. Lean
-----------------------------------
Eastern Certification Limited


/s/ E. J. Lean
-----------------------------------
Eastern Electricity plc

We accept the amendments and waivers set out in this letter (subject to the terms and conditions set out in this letter) and confirm that we are authorised to sign this letter as Agent on behalf of, and have received to requisite approvals from, the Banks and the Participants in accordance with Clause 31.1 of the Guarantee and Indemnity.



/s/ L. Kenworthy
--------------------------------   AS ATTORNEY
Barclays Bank PLC as Agent

                                   SCHEDULE 1

The following amendments to and waivers of the provisions of the Guarantee and Indemnity shall come into effect on the Effective Date:

     (a) the following new definitions are inserted into Clause 1.1, in alphabetical order:

          (i) "ADJUSTED CONSOLIDATED TANGIBLE NET WORTH" means at any time the aggregate of:

               (a) all amounts paid up or credited as paid up on the issued share capital of Eastern Group plc (excluding Qualifying Preference Shares);

               (b)  any credit balance on profit and loss account; and

               (c) any other capital and revenue reserves (including those resulting from an upward revaluation included in the Consolidated Management Accounts, dated 31st March, 1998);

               less the aggregate of:

               (d)  any debit balance on profit and loss account;

               (e) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or intangible assets or in respect of minority interests;

               (f) any reserves set aside for World Tax, deferred World Tax or bad debts;

               (g)  any indebtedness owned by;


                    (i)       The Energy Group PLC;

                    (ii)      a T.U. Company; or

                    (iii) Texas Utilities Company or any company, partnership or person of which a T.U. Company is a direct or indirect Subsidiary Undertaking or any other direct or indirect Subsidiary Undertaking of any such company, partnership or person, in each case, to any member of the Group; and

               (h) the amount of any revaluation or reserve arising from any upward revaluation occurring after 31st March, 1998

               (and so that no amount shall be included or excluded more than once) all as determined from the most recently published audited consolidated and interim unaudited consolidated financial statements of Eastern Group plc;";

          (ii) ""CASH" means cash at hand or cash at bank, in each case to the extent free of Encumbrances (other than Encumbrances which secure only Borrowings) and readily remittable to the United Kingdom, but excluding the proceeds of any securitisation of the assets or revenues of any member of the Group to the extent not included as Borrowings;";

          (iii)     ""CHANGE IN CONTROL" shall be deemed to have occurred if:

               (a) any person or group of related persons (other than Texas Utilities Company, any Subsidiary of Texas Utilities Company, or any pension, savings or other employee benefit plan for the benefit of employees of Texas Utilities Company and/or any Subsidiary of Texas Utilities Company) shall have accrued beneficial ownership of more than 30% of the outstanding Voting Shares (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Parent Acquisition Date and the date on which any tender offer for Voting Shares of Texas Utilities Company was commenced, by a majority of the Disinterested Directors of Texas Utilities Company; or

               (b) during any period of 12 consecutive months, commencing before or after 17 July 1998, individuals who on the first day of such period were directors of Texas Utilities Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the board of directors of Texas Utilities Company;";

          (iv) ""DISINTERESTED DIRECTOR" shall mean any member of the Board of Directors of Texas Utilities Company who:

               (a) is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than Texas Utilities Company, any Subsidiary of Texas Utilities Company or any pension, savings or other employee benefit plan for the benefit of employees of Texas Utilities Company and/or any Subsidiary of Texas Utilities Company) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of Texas Utilities Company (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); and

               (b) either was a member of the board of directors of Texas Utilities Company prior to the Parent Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to time Parent Acquisition Date;";

          (v) ""LICENSEE" means Eastern Electricity plc (company number 2366906) or such other member of the Group which, at any time, is the licensee under a PES License or Generation License, any license under section 7 of the Gas Act 1986 or any replacement of any such licence (or, if there is more -than one replacement licence, the most recent such replacement), in each --case as such licence is amended and/or extended from time to time;";

          (vi) ""PARENT ACQUISITION DATE" shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Share of Texas Utilities Company (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United Stares of America, as amended, and `clue applicable rules and regulations thereunder);":

          (vii) ""TOTAL CONSOLIDATED NET BORROWING" means, at any time, the aggregate principal amount of all Borrowings of the Group less Cash;";

          (viii) ""T.U. COMPANY" means each of T.U. Finance (No. 1) Limited (company number 3505836), T.U. Finance (No. 2) Limited (company number 3514100) and T.U. Acquisitions PLC (company number 3455523);"; and

          (ix) ""VOTING SHARES" means outstanding shares of capital stock of any class of Texas Utilities Company entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency;";

     (b) Clause 4 1(b) is amended by adding to the end of that clause before the semicolon:

                    "and, together with such accounts and the accounts under paragraph (a) above, a certificate signed by two directors of Eastern Group plc setting out in reasonable detail computations establishing compliance with Clauses 4-1(q) and 4.1(t)";

     (c)  existing Clause 4.1(t) is deleted and replaced with:

          "procure that:

          (i) the Adjusted Consolidated Tangible Net Worth is not, at any time, less than (pound)800,000,000; and

          (ii) Total Consolidated Net Borrowings do not, at any time, exceed 150% of Adjusted Consolidated Tangible Net Worth";

     (d)  Clause 4.1(w) is amended to read:

          "not, and shall procure that none of its Subsidiaries shall:

          (i) give any guarantee, indemnity or other legally binding assurance against loss to any person in respect of the obligations of any Relevant Person; nor

          (ii) enter into any transaction under which (or do anything as a result of or by which) cash or other assets are transferred by or from it to any Relevant Person provided that this sub-paragraph (ii) shall not prohibit:

                    (aa) the declaration or payment of any lawful dividends or other distributions or the provision of loans, deposits or other credits but excluding guarantees or indemnities entered into in favour of or in respect of the indebtedness of the indebtedness of any Relevant Person; or

                    (bb) anything done pursuant to a transaction entered into on terms no more onerous to Eastern Group plc (or the relevant Subsidiary) than a transaction entered into on an arm's length basis on normal commercial terms;";

     (e)  Clause 5(d) is deleted;

     (f) the words "any T.U. Company" are inserted into the first line of Clause 17-1 (f) immediately after the word "Guarantors" and before the words "the Landlord";

     (g) the words ", the Tenant or Eastern Electricity plc (formerly Eastern Group plc)" in Clause 17.1(p) are replaced by "or the Tenant";

     (h)  Clause 17.1(r) is deleted and replaced with:

          "(i) T.U. Acquisitions PLC ceases to be a wholly owned Subsidiary of T.U. Finance (No. 2) Limited; or

          (ii) T.U. Finance (No. 2) Limited ceased to be a wholly owned Subsidiary of Texas Utilities Company (other than as permitted by paragraph (iii) below) and at least a 90% owned direct subsidiary of T.U. Finance (No. 1) Limited; or

          (iii) less than 100% (until 19th May, 1999) or 75% (until 19th May, 2000) or 60% (thereafter) of the equity share capital of T.U. Finance (No. 1) Limited is held by Texas Utilities Company (directly or indirectly) at any time; or

          (iv) Eastern Electricity plc (company number 2366906) or any other Licensee ceases to be a wholly-owned Subsidiary of Eastern Group plc; or

          (v) Eastern Group plc ceases to be a direct or indirect wholly owned Subsidiary of T.U. Acquisitions PLC or Texas Utilities Company; or

          (vi)      there is a Change in Control of Texas Utilities Company";

     (i) the outstanding Event of Default arising under Clause 17.1(r) as a result of the acquisition of The Energy Group PLC by T.U. Acquisitions PLC is permanently waived.

                                   SCHEDULE 2


     (a) Memoranda and Articles of Association of each Guarantor and EMPL in each case certified by the company secretary of such party to be a true copy of the original;

     (b) a legal opinion from Allen & Overy addressed to the Agent, the Banks, the Participation Agent and the Participants;

     (c) a certificate copy of an appropriate resolution of the board of directors of each Guarantor and EMPL;

     (d) payment of all fees in connection with this letter which are required to be paid by EMPL or its Affiliates on or before the Effective Date;

     (e)  a certificate of a director of Eastern Group plc confirming:

          (i) that no Event of Default is outstanding as at the Effective Date (except as waived by this letter);

          (ii)      as at 3l March 1998:

                    (A) that Adjusted Consolidated Tangible Net Worth is not less than (pound)800,000,000; and

                    (B) the ratio of Total Consolidated Net Borrowings to Adjusted Consolidated Tangible Net Worth; and

                    (C) the ratio of Consolidated Profits Before Interest and Tax to Consolidated Interest for the period from 1st April, 1996 to 30th September, 1997,

                    together with calculations in reasonable detail;

          (iii) that since 30th September, 1997 there has been no change in the business, assets or condition of itself or any other member of the Group having a Material Adverse Effect; and


     (f) certified copies of specimen Guarantor and EMPL signatures of duly authorised signatories for each Guarantor and EMPL.

                                   SCHEDULE 3



     (a) The guarantee set out in paragraph 2(d) (the "Guarantee") is a continuing guarantee and will extend to the ultimate balance of all sums payable by EMPL under this letter, regardless of any intermediate payment or discharge in whole or in part.

     (b)  (i)       Where any discharge  (whether in respect of the  obligations of EMPL, or any security for those obligations or otherwise)
                    is made in whole or in part or any  -arrangement  is made on the  faith of any  payment,  security  or other  disposition
                    which  is  avoided  or  must  be  restored  on   insolvency,
                    liquidation or otherwise without limitation, the liability of the Guarantors under the Guarantee shall continue as if the discharge or arrangement had not occurred.

          (ii) Each Bank and the Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

     (c) The obligations of each Guarantor under the Guarantee will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of their obligations under the Guarantee or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Bank, the Agent or any other person):

          (i) any time or waiver granted to, or composition with, EMPL or any other person;

          (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of,
                    EMPL or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

          (iii) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of EMPL or any other person;

          (iv) any variation (however fundamental) or replacement of this letter or any other document or security so that references to that document in this Guarantee shall include each variation or replacement;

            (v) any unenforceability, illegality or invalidity of any obligation of any person under any document or security, to the intent that each Guarantor's obligations under this Guarantee shall remain in full force and its guarantee shall be construed accordingly, as if there were no unenforceability, illegality or invalidity;

          (vi) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of EMPL under this letter resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each Guarantor's obligations under this Guarantee be construed as if there were no such circumstance.